Exhibit 99.1

PRESS RELEASE

For Immediate Release

Date:	November 7, 2007
Contact:	Specialized Health Products International, Inc.

David Green, Chief Financial Officer

(801) 298-3360
dgreen@shpi.com

or

CCG Investor Relations

Sean Collins, Senior Partner

(310) 477-9800

sean.collins@ccgir.com

Specialized Health Products Reports Record Financial Results for Third Quarter 2007

BOUNTIFUL, Utah – November 7, 2007 – Specialized Health Products International, Inc., (“Specialized Health Products”) (OTCBB: SHPI), a leading developer and marketer of proprietary safety medical products, today announced financial results for the three and nine month periods ended September 30, 2007.

Highlights for Q3-2007:

o	Revenue increased 23% to $5.1 million in Q3-2007, compared to $4.1 million in Q3-2006;
o	Gross profit margin increased to 66% in Q3-2007, compared to a gross profit margin of 65% in Q3-2006;
o	Net income increased 92% to $1.1 million in Q3-2007, from $557,000 in Q3-2006;
o	Cash, cash equivalents, and available-for-sale securities totaled $8.3 million at September 30, 2007, representing a quarter-on-quarter increase of $1.3 million from June 30, 2007.

“During the third quarter, we achieved three significant financial milestones: our first quarter with over $5 million in revenue, our first quarter with over $1 million in net income, and our first quarter with over $1 million in cash flow,” commented Jeff Soinski, President and Chief Executive Officer of Specialized Health Products. “With a 66% gross margin and 21% net income margin, our third quarter results underscore the efficiency of our business model, as we continue to gain operating leverage on increased sales.”

“With organic revenue growth of 23% for the quarter and expanded profitability, we believe we are on-track to achieve the mid-to-high end of our financial goals for 2007,” continued Mr. Soinski. “We are also optimistic about our continued growth prospects, as we put new growth initiatives in place for 2008, including the anticipated expansion of our core safety Huber needle business to international markets.”

Financial Results for Q3-2007

Total revenue for the three month period ended September 30, 2007 totaled $5.1 million, representing an increase of 23% over the $4.1 million posted in the year earlier period.

Product sales in Q3-2007 increased 27% year-over-year to $3.8 million, compared to $3.0 million in Q3-2006. Over the same time frame, royalty income grew 21% to $1.1 million in Q3-2007, from $923,000 in Q3-2006. Technology fees and licensing revenues remained constant between the two comparable periods at $49,000. Development fees and related services declined 48% to $65,000 in Q3-2007, compared to $126,000 in Q3-2006.

The primary drivers of product sales growth were increased market penetration of the Company’s leading safety Huber needle products, as well as new OEM sales of PowerLoc® Safety Infusion Set to Bard Access Systems and Monoject™ Bone Marrow Biopsy Needles to Tyco Healthcare. The increase in royalty income is primarily attributable to the growth of licensed products to BD Medical, including Vacutainer® Push Button Blood Collection Set. The decrease in development fees and related services reflects the Company’s continuing transition to an emphasis on manufactured product sales in its revenue mix and the maturation of funded development projects.

Gross profit in Q3-2007 increased 25% to $3.4 million, compared to $2.7 million in Q3-2006. Gross profit margin was 66% during Q3-2007, representing a one percentage point increase compared to the 65% gross margin recorded in Q3-2006.

Total operating expenses were $2.3 million in Q3-2007, representing a 9% increase compared to the $2.1 million realized in Q3-2006.

Net income increased 92% to $1.1 million in Q3-2007, from $557,000 in Q3-2006. Earnings per diluted share (“EPS”) were $0.02 for Q3-2007, compared to $0.01 for Q3-2006.

Excluding amortization of stock-based compensation (a non-cash expense), the Company would have achieved non-GAAP net income of $1.5 million and EPS of $0.02 in Q3-2007.

During Q3-2007, the Company’s cash, cash equivalents and available-for-sale securities increased to $8.3 million, representing a sequential quarter increase of $1.3 million from $6.9 million at June 30, 2007.

Financial Results for Nine Months Ended September 30, 2007

Total revenue for the first nine months of 2007 increased 44% to $13.7 million, from $9.5 million in the first nine months of 2006.

Product sales increased 50% to $10.5 million in the first nine months of 2007, from $6.9 million in the first nine months of 2006. Royalty income increased 57% to $3.0 million, from $1.9 million in the year-earlier period. Technology fees and licensing revenues remained constant between the two nine-month periods at $148,000. Development fees and related services declined 81% to $103,000 in the first nine months of 2007, from $532,000 in the first nine months of 2006.

Gross profit margin in the first nine months of 2007 was 66%; an improvement of one percentage point over the 65% recorded in the first nine months of 2006.

Operating expenses increased 24% to approximately $7.3 million for the nine-month period ended September 30, 2007, compared to $5.9 million for the nine months ended September 30, 2006.

Net income for the first nine months of 2007 increased to $1.8 million, representing an improvement of 657% compared to net income of $241,000 in the first nine months of 2006. Fully diluted earnings per share were $0.03 for the first nine months of 2007, compared to $0.00 for the same period in 2006.

Excluding amortization of stock-based compensation, the Company would have achieved non-GAAP net income of $2.9 million and EPS of $0.04 for the first nine months of 2007.

Financial Results for Trailing Twelve Months Ended September 30, 2007

For the trailing twelve months (“TTM”) ended September 30, 2007, total revenue increased 52% to $17.4 million, from $11.4 million in the trailing twelve months ended September 30, 2006.

For the TTM ended September 30, 2007, net income and EPS were $2.0 million and $0.03, respectively, compared to a loss of $1.5 million and ($0.03), respectively, in the TTM ended September 30, 2006. This represents an improvement of $3.4 million and $0.05 per share, respectively, in the 2007 period.

Excluding amortization of stock-based compensation, the Company would have achieved non-GAAP net income of $3.4 million and EPS of $0.05 for the TTM ended September 30, 2007.

Non-GAAP  Measures of Financial Performance

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Specialized Health Products uses non-GAAP measures of net income and non-GAAP earnings per diluted share.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Specialized Health Products’ results of operations as determined in accordance with GAAP. These measures should only be used to evaluate Specialized Health Products’ results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain non-cash expenses. The sole adjustment to the Company’s GAAP financial statement presentation is the add-back to net income of the amount represented by amortization of stock-based compensation. Stock-based compensation expense consists entirely of the expense related to the issuance of restricted stock to Directors and employees of Specialized Health Products under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”. Specialized Health Products excludes stock-based compensation expenses from its non-GAAP income and EPS measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

In determining non-GAAP net income and EPS for the Company, an incremental tax representing an estimated amount for alternative minimum tax was deducted from the incremental income resulting from the add-back of stock based compensation expense. Company management believes there are sufficient NOL assets to mitigate any additional state or federal income taxes.

Conference Call

The Company will host a conference call at 4:30 p.m. EST on Wednesday, November 7, 2007 to discuss earnings for the 2007 fiscal third quarter ended September 30, 2007. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 230-1074. International callers should dial (612) 234-9960. This conference call will also be broadcast live over the Internet and can be accessed through a link on the Company’s website atwww.shpi.com. To listen to the live call, please go to the Specialized Health Products website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available by 8:00 p.m. EST on November 7, 2007 through

November 14, 2007 at (800) 475-6701 or (320) 365-3844, using the access code 892108. The replay will also be available shortly after the call on the Specialized Health Products website.

About Specialized Health Products International, Inc.

Specialized Health Products International, Inc. is a leading developer, manufacturer and marketer of proprietary disposable medical products for clinician and patient safety. Specialized Health Products has developed multiple safety needle products based upon a broad intellectual property portfolio that applies to virtually all medical needles used today. Specialized Health Products is a market leader in safety Huber needles, with four complementary product offerings. The Company has licensed or supplies other products to leading global healthcare companies, including Covidien, Bard Access Systems, and BD Medical. For more information about Specialized Health Products, visit the Company’s website at www.shpi.com.

Forward-Looking Statements

The statements contained in this press release regarding performance against financial goals for 2007, anticipated revenue growth and expansion of the Company’s products to international markets in 2008, and other statements that are not historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to vary materially from historical results or those anticipated in such forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of the Company’s accounting policies and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

# # #

(Financial Tables Follow)

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2007	2006

Revenue:
Product sales	$ 3,833,803	$ 3,019,536
Royalties	1,121,053	923,114
Technology fees and licensing revenues	49,167	49,167
Development fees and related services	65,260	126,212
	5,069,283	4,118,029
Cost of revenue	1,704,460	1,428,230

Gross profit	3,364,823	2,689,799

Operating expenses:
Research and development (2007 and 2006 totals
include amortization of stock based compensation
of $133,950 and $117,264, respectively)	1,059,368	915,923
Sales and marketing (2007 and 2006 totals
include amortization of stock based compensation
of $12,646 and $7,648, respectively)	282,671	428,740
General and administrative (2007 and 2006 totals include
amortization of stock based compensation of $282,678
and $228,302, respectively)	990,701	800,933
Total operating expenses	2,332,740	2,145,596
Income from operations	1,032,083	544,203

Other income (expense):
Interest income	67,597	85,445
Other expense	(3,197)	(72,973)
Total other income, net	64,400	12,472

Income tax provision	(26,619)	-

Net income	$ 1,069,864	$ 556,675

Basic net income per common share	$ 0.02	$ 0.01
Diluted net income per common share	$ 0.02	$ 0.01
Basic weighted average number of shares outstanding	62,932,983	62,632,280
Diluted weighted average number of shares outstanding	66,937,405	64,001,613

Non-GAAP Earnings:
Net Income	$ 1,069,864	$ 556,675
Add back amortization of stock based compensation (net of AMT)	420,689	346,150
Non-GAAP net income	1,490,553	902,825
Non-GAAP basic and diluted net income per common share	$ 0.02	$ 0.01

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2007	2006

Revenue:
Product sales	$ 10,450,499	$ 6,949,545
Royalties	2,958,559	1,884,731
Technology fees and licensing revenues	147,501	147,501
Development fees and related services	102,593	532,284
	13,659,152	9,514,061
Cost of revenue	4,642,228	3,344,106

Gross profit	9,016,924	6,169,955

Operating expenses:
Research and development (2007 and 2006 totals
include amortization of stock based compensation
of $364,553 and $336,973, respectively)	3,292,409	2,797,465
Sales and marketing (2007 and 2006 totals
include amortization of stock based compensation
of $6,735 and $20,824, respectively)	1,177,231	1,064,351
General and administrative (2007 and 2006 totals include
amortization of stock based compensation of $766,143
and $651,093, respectively)	2,852,182	2,034,015
Total operating expenses	7,321,822	5,895,831
Income from operations	1,695,102	274,124

Other income (expense):
Interest income	187,594	114,915
Other expense	(3,314)	(144,274)
Total other income (expense), net	184,280	(29,359)

Income tax provision	(51,945)	(3,435)

Net income	$ 1,827,437	$ 241,330

Basic net income per common share	$ 0.03	$ 0.00
Diluted net income per common share	$ 0.03	$ 0.00
Basic weighted average number of shares outstanding	62,763,836	50,568,408
Diluted weighted average number of shares outstanding	66,397,968	51,033,880

Non-GAAP Earnings:
Net Income	$ 1,827,437	$ 241,330
Add back amortization of stock based compensation (net of AMT)	1,114,682	988,712
Non-GAAP net income	2,942,119	1,230,042
Non-GAAP basic net income per common share	$ 0.05	$ 0.02
Non-GAAP diluted net income per common share	$ 0.04	$ 0.02

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Twelve Months Ended
	September 30,	September 30,
	2007	2006

Revenue:
Product sales	$ 13,094,569	$ 8,017,262
Royalties	3,961,825	2,358,816
Technology fees and licensing revenues	196,668	172,079
Development fees and related services	161,049	900,280
	17,414,111	11,448,436
Cost of revenue	6,097,739	4,172,880

Gross profit	11,316,372	7,275,557

Operating expenses:
Research and development (2007 and 2006 totals
include amortization of stock based compensation
of $486,087 and $446,828, respectively)	4,281,267	3,716,891
Sales and marketing (2007 and 2006 totals
include amortization of stock based compensation
of $14,548 and $26,141, respectively)	1,597,394	1,321,875
General and administrative (2007 and 2006 totals include
amortization of stock based compensation of $1,007,693
and $862,489, respectively)	3,664,237	2,547,044

Patent litigation expense	-	1,095,000
Total operating expenses	9,542,898	8,680,810
Income (loss) from operations	1,773,474	(1,405,253)

Other income (expense):
Interest income	249,785	115,039
Other income (expense)	-	(166,352)
Total other income (expense), net	249,785	(51,313)

Income tax provision	(51,945)	(3,435)

Net income (loss)	$ 1,971,314	$ (1,460,001)

Basic net income (loss) per common share	$ 0.03	$ (0.03)
Diluted net income (loss) per common share	$ 0.03	$ (0.03)
Basic weighted average number of shares outstanding	62,730,635	48,183,501
Diluted weighted average number of shares outstanding	66,034,809	48,183,501
Non-GAAP Earnings:
Net Income (Loss)	$ 1,971,314	$ (1,460,001)
Add back amortization of stock based compensation (net of AMT)	1,478,161	1,335,458
Non-GAAP net income (loss)	3,449,475	(124,543)
Non-GAAP basic and diluted net earnings (loss) per common share	$ 0.05	$ (0.00)

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,
	2007	December 31,
	(unaudited)	2006
Assets
Current Assets:
Cash and cash equivalents	$ 4,097,117	$ 2,281,680
Available-for-sale securities	4,175,000	4,275,375
Accounts receivable, net	2,573,901	2,680,865
Inventory	2,058,756	2,028,020
Prepaid expenses and other	379,430	368,942
Total Current Assets	13,284,204	11,634,882

Property and Equipment, net of accumulated depreciation of
$1,492,127 and $1,234,411 at September 30, 2007
and December 31, 2006, respectively	1,256,163	1,282,119
Intangible assets, net	2,806,300	2,805,032
Goodwill	586,161	870,980
Other assets	33,655	30,987
	$ 17,966,483	$ 16,624,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 1,047,898	$ 1,699,869
Accrued liabilities	932,457	1,354,003
Accrual for patent litigation expenses	508,409	911,376
Deferred revenue	191,668	196,668
Total current liabilities	2,680,432	4,161,916

Deferred revenue, net of current portion	29,566	172,067
Total liabilities	2,709,998	4,333,983

Stockholders’ equity:
Series A preferred stock, $.001 par value; 20,000,000
shares authorized, no shares issued and outstanding at
September 30, 2007 and December 31, 2006	-	-
Common stock, $.02 par value; 80,000,000 and 70,000,000
shares authorized, 68,333,633 and 67,305,207 shares issued
and outstanding at September 30, 2007 and
December 31, 2006, respectively	1,366,673	1,346,104
Additional paid-in capital	51,508,601	50,390,139
Accumulated deficit	(37,618,789)	(39,446,226)
Total stockholders’ equity	15,256,485	12,290,017
Total liabilities and stockholders’ equity	$ 17,966,483	$ 16,624,000